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                                                                    EXHIBIT 4.17

                               AMENDING AGREEMENT

                  This Agreement is made as of October 8, 2003.

BETWEEN :

ROYAL BANK OF CANADA, a bank charted under the laws of Canada, for itself and as administrative agent under the VL Credit Agreement and as agent for the other Lenders (as hereinafter defined)

(hereinafter referred to as "RBC")

AND:

JPMORGAN CHASE BANK (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), a New York banking corporation, as the trustee under the Trust Indenture

(hereinafter referred to as the "TRUSTEE")

AND:

CF CABLE TV INC., a corporation continued under the laws of Canada (hereinafter referred to as "CF")

VIDEOTRON (REGIONAL) LTEE/VIDEOTRON (REGIONAL) LTD., a company amalgamated under the laws of Canada

(hereinafter referred to as "VRL")

TELE-CABLE CHARLEVOIX (1977) INC., a corporation amalgamated under the laws of Quebec;

(hereinafter referred to as "TCC")

WHEREAS an Inter-Creditor Agreement was made as of June 29, 2001 between RBC, the Trustee, CF, Videotron (Richelieu) Ltee, Videotron (Laurentien) Ltee/Videotron (Laurentian) Ltd., Videotron (Granby) Inc., TDM Newco Inc., Videotron (RDL) Ltee and Tele-Cable Charlevoix (1977) Inc. (the "AGREEMENT")

WHEREAS Videotron (Laurentian) Ltd./Videotron (Laurentien) Ltee was amalgamated with TDM Newco Inc. as of January 2, 2002, to form TDM Newco Inc.;

WHEREAS TDM Newco Inc. changed its name to Videotron (Regional) Ltee/Videotron (Regional) Ltd. as of January 9, 2002;

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WHEREAS Videotron (Granby) Inc. was amalgamated with Videotron (Richelieu) Ltee and Videotron (RDL) Ltee as of January 2, 2002, to form Videotron (RDL) Ltee;

WHEREAS Videotron (RDL) Ltee was wound up into VRL as of July 31, 2002;

WHEREAS the parties hereto are still bound by the Agreement and wish to amend some definitions in Section 1.1 of the Agreement;

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

I. AMENDMENTS TO THE AGREEMENT

1. In Section 1.1, the definitions of "Lenders", "Secured Parties" and "VL Credit Agreement" are amended to read as follows:

         ""LENDERS" means the financial institutions identified as such in the VL Credit Agreement and any other financial institutions which from time to time become parties to the VL Credit Agreement;"

         ""SECURED PARTIES" means the Agent for itself and as agent for the Lenders, the Trustee for itself and on behalf of the Noteholders under the Trust Indenture and any other creditor of First Priority Debt or Second Priority Debt or agent or representative thereof and their respective successors and permitted assigns;"

         ""VL CREDIT AGREEMENT" means the credit agreement dated as of November 28, 2000 between Videotron Ltee (together with its successors and assignees, "VIDEOTRON"), the Agent and the Lenders party thereto whereby the Lenders established certain credit facilities in an aggregate amount of up to $1,450,000,000 in favour of Videotron, as such agreement may be amended, restated, supplemented or otherwise modified from time, as guaranteed by the Corporation and the Guarantors."

2. Section 3.2 is amended to add the following words at the end thereof:

         "It is hereby agreed that any shares pledged by the Corporation or any of the Guarantors pursuant to the Note Security may be held by the Agent, as nominee for the benefit of the Noteholders."


II. EFFECTIVE DATE

This agreement shall become effective as at the present date.



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III. MISCELLANEOUS

1. All of the provisions of the Agreement which are not amended hereby shall remain in full force and effect.

2. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

3. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

4. The parties acknowledge that they have required that the present agreement be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais de la presente convention.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written and in executing this agreement, hereby acknowledge receipt of an executed copy thereof.



ROYAL BANK OF CANADA                         JPMORGAN CHASE BANK, AS TRUSTEE



Per:   (signed) (illegible)                  By:     /s/ ROSA CIACCIA
     ---------------------------                 ---------------------------
                                                Name: Rosa Ciaccia
                                                Title: Trust Officer


CF CABLE TV INC.                             VIDEOTRON        (REGIONAL)
                                             LTEE/VIDEOTRON   (REGIONAL)
                                             LTD.



Per:     /s/ YVAN GINGRAS                    Per:     /s/ YVAN GINGRAS
     ---------------------------                 ---------------------------



TELE-CABLE CHARLEVOIX (1977) INC.



Per:     /s/ YVAN GINGRAS
     ---------------------------